EXHIBIT 99.1

Tech Data Corporation Reports Fourth-Quarter and Fiscal Year 2015 Results

Fiscal Year Sales Reach Record Level

CLEARWATER, Fla., March 19, 2015 (GLOBE NEWSWIRE) -- Tech Data Corporation (Nasdaq:TECD) (the "Company") today announced its financial results for the fourth quarter ended January 31, 2015.

	Three Months ended January 31,		Twelve Months ended January 31,
($ in millions, except per share amounts)	2015	2014	2015	2014
Net Sales	$7,339.5	$7,973.1	$27,670.6	$26,821.9

Operating income (GAAP)	$101.7	$97.7	$267.6	$227.5
Operating margin (GAAP)	1.39%	1.23%	0.97%	0.85%

Operating income (Non-GAAP)	$111.7	$117.3	$308.0	$274.9
Operating margin (Non-GAAP)	1.52%	1.47%	1.11%	1.03%

Net income (GAAP)	$80.7	$109.8	$175.2	$179.9
Net income (Non-GAAP)	$74.9	$80.4	$190.8	$173.0

EPS - diluted (GAAP)	$2.11	$2.87	$4.57	$4.71
EPS - diluted (Non-GAAP)	$1.96	$2.10	$4.97	$4.52

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com.

Financial Highlights for the Fourth Quarter Ended January 31, 2015:

  Net sales were $7.3 billion, a decrease of 8 percent from the prior-year quarter. Excluding the negative impact of the weakening of certain foreign currencies against the U.S. dollar, consolidated net sales were flat compared to the prior-year quarter.
    The Americas: Net sales were $2.6 billion (approximately 35 percent of worldwide net sales), a decrease of 5 percent from the prior-year quarter.
    Europe: Net sales were $4.8 billion (approximately 65 percent of worldwide net sales), a decrease of 9 percent (an increase of 1 percent in euros) from the prior-year quarter.
  Gross profit was $372.3 million, or 5.07 percent of net sales, compared to $398.0 million, or 4.99 percent of net sales in the prior-year quarter.
  Selling, general and administrative expenses ("SG&A") were $266.9 million, or 3.64 percent of net sales, compared to $288.0 million, or 3.61 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $260.5 million, or 3.55 percent of net sales, compared to $280.7 million, or 3.52 percent of net sales in the prior-year quarter.
  Worldwide operating income was $101.7 million, or 1.39 percent of net sales, compared to $97.7 million or 1.23 percent of net sales in the prior-year quarter. Non-GAAP operating income was $111.7 million, or 1.52 percent of net sales, compared to $117.3 million, or 1.47 percent of net sales in the prior-year quarter.
    The Americas: Operating income was $37.8 million, or 1.47 percent of net sales, compared to $43.6 million, or 1.62 percent of net sales in the prior-year quarter. Non-GAAP operating income was $39.3 million, or 1.53 percent of net sales, compared to $36.3 million, or 1.35 percent of net sales in the prior-year quarter.
    Europe: Operating income was $67.9 million, or 1.42 percent of net sales, compared to $56.0 million, or 1.06 percent in the prior-year quarter. Non-GAAP operating income was $76.4 million, or 1.60 percent of net sales, compared to $82.9 million, or 1.57 percent of net sales in the prior-year quarter.
    Stock-based compensation expense was $4.0 million, compared to $1.9 million in the prior-year quarter. These expenses are not included in the regional segment reported results, but are presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $80.7 million, or $2.11 per diluted share, compared to $109.8 million, or $2.87 per diluted share in the prior-year quarter. Non-GAAP net income was $74.9 million, or $1.96 per diluted share, compared to $80.4 million or $2.10 per diluted share in the prior-year quarter.
  Net cash provided by operations was $177 million in the quarter.

Financial Highlights for the Fiscal Year Ended January 31, 2015:

  Net sales for the fiscal year ended January 31, 2015 were $27.7 billion, an increase of 3 percent from the prior fiscal year. Excluding the negative impact of the weakening of certain foreign currencies against the U.S. dollar, consolidated net sales increased approximately 5 percent from the prior year period.
    The Americas: Net sales were $10.4 billion (approximately 38 percent of worldwide net sales), an increase of 2 percent from the prior fiscal year.
    Europe: Net sales were $17.3 billion (approximately 62 percent of worldwide net sales), an increase of 4 percent (an increase of 6 percent in euros) from the prior fiscal year.
  Gross profit was $1,394.0 million, or 5.04 percent of net sales, compared to $1,362.3 million, or 5.08 percent of net sales in the prior-year period.
  Selling, general and administrative expenses ("SG&A") were $1,114.2 million, or 4.03 percent of net sales, compared to $1,116.6 million, or 4.16 percent of net sales in the prior fiscal year. Non-GAAP SG&A was $1,086.0 million, or 3.92 percent of net sales, compared to $1,087.4 million, or 4.05 percent of net sales in the prior year period.
  Worldwide operating income was $267.6 million, or 0.97 percent of net sales, compared to $227.5 million or 0.85 percent of net sales in the prior fiscal year. Non-GAAP operating income was $308.0 million, or 1.11 percent of net sales, compared to $274.9 million, or 1.03 percent of net sales in the prior year period.
    The Americas: Operating income was $145.1 million, or 1.39 percent of net sales, compared to $156.1 million, or 1.53 percent of net sales in the prior fiscal year. Non-GAAP operating income was $146.0 million, or 1.40 percent of net sales, compared to $134.0 million, or 1.32 percent of net sales in the prior year period.
    Europe: Operating income was $136.2 million, or 0.79 percent of net sales, compared to $80.2 million, or 0.48 percent in the prior fiscal year. Non-GAAP operating income was $175.6 million, or 1.02 percent of net sales, compared to $149.8 million, or 0.90 percent of net sales in the prior year period.
    Stock-based compensation expense was $13.7 million, compared to $8.9 million in the prior fiscal year. These expenses are not included in the regional segment reported results, but are presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $175.2 million, or $4.57 per diluted share, compared to $179.9 million, or $4.71 per diluted share in the prior fiscal year. Non-GAAP net income was $190.8 million, or $4.97 per diluted share, compared to $173.0 million or $4.52 per diluted share in the prior year period.
  For fiscal year 2015, cash provided by operations was $119 million.
  Return on invested capital on a non-GAAP basis for the trailing twelve months was 11 percent.

"Our fourth quarter capped a successful fiscal year for Tech Data – a year in which we achieved profitable revenue growth and improved non-GAAP earnings, while making considerable progress on a number of operational fronts," said Robert M. Dutkowsky, chief executive officer. "Our focus on the market and operations produced good leverage, delivering double-digit growth in annual non-GAAP operating income, net income and earnings per share on low-single-digit net sales growth. For the fiscal year, we also earned a return on invested capital of 11 percent – more than 200 basis points above our weighted average cost of capital. In addition, we recently completed the $100 million share repurchase authorization announced in December, bringing our cumulative repurchases to $1.2 billion since fiscal year 2006, or nearly 44% of total shares issued. I am proud of our team's achievements in fiscal year 2015, but we have now turned our attention to the many opportunities that lie ahead."

Material Weakness Remediation

As described in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2014, the Company implemented various remedial actions to address previously identified material weaknesses in internal control over financial reporting. Management has determined that the remediation actions were effectively designed and demonstrated effective operation for a sufficient period of time to enable the Company to conclude that the previously identified material weaknesses have been remediated as of January 31, 2015.

Business Outlook

For the first quarter ending April 30, 2015, the Company expects low-single-digit year-over-year sales declines in both regions in local currency. This outlook takes into account the loss of approximately $75 million of net sales due to the Company's exit from Chile, Peru and Uruguay.The Company also expects a non-GAAP effective tax rate of 33 to 35 percent, and the average U.S. dollar to euro currency exchange rate to be $1.05 to €1.00.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the fourth quarter ended January 31, 2015. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company exclude acquisition-related intangible assets amortization expense, a benefit associated with a LCD settlement, a benefit related to a decrease in the accrual for a value added tax assessment, loss on disposal of subsidiaries, restatement and remediation-related expenses, a reversal of deferred tax valuation allowances and income taxes on undistributed earnings of assets held for sale. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's business outlook. These statements are subject to risks and uncertainties, including the risks identified in the Company's most recent Annual Report on Form 10-K filed April 9, 2014. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release. The Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 115,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $27.7 billion in net sales for the fiscal year ended January 31, 2015. It is ranked No. 111 on the Fortune 500® and one of Fortune's "World's Most Admired Companies." To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2015	2014	2015	2014
Net sales	$ 7,339,491	$ 7,973,107	$ 27,670,632	$ 26,821,904
Cost of products sold	6,967,222	7,575,091	26,276,678	25,459,558
Gross profit	372,269	398,016	1,393,954	1,362,346
Operating expenses:
Selling, general and administrative expenses	266,890	288,044	1,114,234	1,116,553
Restatement and remediation-related expenses	2,365	24,826	22,043	53,791
LCD settlements	--	(12,597)	(5,059)	(35,511)
Value added tax assessment	--	--	(6,229)	--
Loss on disposal of subsidiaries	1,330	--	1,330	--
	270,585	300,273	1,126,319	1,134,833
Operating income	101,684	97,743	267,635	227,513
Interest expense	5,909	7,155	26,548	26,606
Other expense (income), net	1,061	(1,482)	1,903	(3,402)
Income before income taxes	94,714	92,070	239,184	204,309
Provision for income taxes	14,037	(17,691)	64,012	24,377
Net income	$ 80,677	$ 109,761	$ 175,172	$ 179,932

Net income per share:
Basic	$ 2.12	$ 2.88	$ 4.59	$ 4.73
Diluted	$ 2.11	$ 2.87	$ 4.57	$ 4.71
Weighted average common shares outstanding:
Basic	38,054	38,066	38,172	38,020
Diluted	38,282	38,274	38,354	38,228

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	January 31,	January 31,
	2015	2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 542,995	$ 570,101
Accounts receivable, less allowances of $50,143 and $58,754	2,811,963	3,215,729
Inventories	1,959,627	2,450,782
Prepaid expenses and other assets	161,832	232,423
Assets held for sale	101,706	--
Total current assets	5,578,123	6,469,035
Property and equipment, net	63,104	77,631
Other assets, net	497,019	623,000
Total assets	$ 6,138,246	$ 7,169,666

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,119,618	$ 3,959,410
Accrued expenses and other liabilities	538,758	614,697
Revolving credit loans and current maturities of long-term debt, net	13,303	43,481
Liabilities held for sale	71,447	--
Total current liabilities	3,743,126	4,617,588
Long-term debt, less current maturities	353,097	354,121
Other long-term liabilities	81,880	99,346
Total liabilities	$ 4,178,103	$ 5,071,055
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at January 31, 2015 and January 31, 2014	$ 89	$ 89
Additional paid-in capital	679,973	675,597
Treasury Stock, at cost (21,866,069 and 21,177,130 shares at January 31, 2015 and January 31, 2014)	(939,143)	(894,936)
Retained earnings	2,168,462	1,993,290
Accumulated other comprehensive income	50,762	324,571
Total shareholders' equity	1,960,143	2,098,611
Total liabilities and shareholders' equity	$ 6,138,246	$ 7,169,666

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q4 FY15 - Three months ended January 31, 2015
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,563,662	$ 4,775,829		$ 7,339,491
GAAP operating income(1)	$ 37,776	$ 67,878	$ (3,970)	$ 101,684
Restatement and remediation-related expenses	36	2,329		2,365
Loss on disposal of subsidiaries	1,330	--		1,330
Acquisition-related amortization of intangibles	170	6,184		6,354
Total non-GAAP operating income adjustments	$ 1,536	$ 8,513		$ 10,049
Non-GAAP operating income	$ 39,312	$ 76,391	$ (3,970)	$ 111,733
GAAP operating margin	1.47%	1.42%		1.39%
Non-GAAP operating margin	1.53%	1.60%		1.52%
(1) GAAP operating income does not include stock compensation expense at the regional level.

	Q4 FY14 - Three months ended January 31, 2014
	Americas (1)	Europe (1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,699,540	$ 5,273,567		$ 7,973,107
GAAP operating income(1)	$ 43,627	$ 56,025	$ (1,909)	$ 97,743
Restatement and remediation-related expenses	5,130	19,696		24,826
LCD Settlements	(12,597)	--		(12,597)
Acquisition-related amortization of intangibles	170	7,143		7,313
Total non-GAAP operating income adjustments	$ (7,297)	$ 26,839		$ 19,542
Non-GAAP operating income	$ 36,330	$ 82,864	$ (1,909)	$ 117,285
GAAP operating margin	1.62%	1.06%		1.23%
Non-GAAP operating margin	1.35%	1.57%		1.47%

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

	Twelve months ended January 31, 2015
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 10,406,209	$ 17,264,423		$ 27,670,632
GAAP operating income(1)	$ 145,107	$ 136,196	$ (13,668)	$ 267,635
Restatement and remediation-related expenses	3,973	18,070		22,043
LCD settlements	(5,059)	--		(5,059)
Loss on disposal of subsidiaries	1,330	--		1,330
Value added tax assessment	--	(6,229)		(6,229)
Acquisition-related amortization of intangibles	680	27,585		28,265
Total non-GAAP operating income adjustments	$ 924	$ 39,426		$ 40,350
Non-GAAP operating income	$ 146,031	$ 175,622	$ (13,668)	$ 307,985
GAAP operating margin	1.39%	0.79%		0.97%
Non-GAAP operating margin	1.40%	1.02%		1.11%
(1) GAAP operating income does not include stock compensation expense at the regional level.

	Twelve months ended January 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 10,188,618	$ 16,633,286		$ 26,821,904
GAAP operating income(1)	$ 156,143	$ 80,228	$ (8,858)	$ 227,513
Restatement and remediation-related expenses	13,227	40,564		53,791
LCD settlements	(35,511)	--		(35,511)
Acquisition-related amortization of intangibles	170	28,974		29,144
Total non-GAAP operating income adjustments	$ (22,114)	$ 69,538		$ 47,424
Non-GAAP operating income	$ 134,029	$ 149,766	$ (8,858)	$ 274,937
GAAP operating margin	1.53%	0.48%		0.85%
Non-GAAP operating margin	1.32%	0.90%		1.03%
(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

Selling, general and administrative expenses ("SG&A")	Three months ended		Twelve months ended
	January 31, 2015	January 31, 2014	January 31, 2015	January 31, 2014
Net Sales	$ 7,339,491	$ 7,973,107	$ 27,670,632	$ 26,821,904
GAAP SG&A	266,890	288,044	1,114,234	1,116,553
Acquisition-related amortization of intangibles	(6,354)	(7,313)	(28,265)	(29,144)
Non-GAAP SG&A	$ 260,536	$ 280,731	$ 1,085,969	$ 1,087,409

GAAP SG&A percentage of net sales	3.64%	3.61%	4.03%	4.16%
Non- GAAP SG&A percentage of net sales	3.55%	3.52%	3.92%	4.05%

	Three months ended
	January 31, 2015			January 31, 2014
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 101,684	$ 80,677	$ 2.11	$ 97,743	$ 109,761	$ 2.87
Restatement and remediation-related expenses	2,365	1,845	0.05	24,826	18,381	0.48
LCD settlements	--	--	--	(12,597)	(7,810)	(0.20)
Loss on disposal of subsidiaries	1,330	1,330	0.03	--	--	--
Value added tax assessment	--	--	--	--	--	--
Acquisition-related amortization of intangibles	6,354	4,667	0.12	7,313	5,337	0.14
Reversal of deferred tax valuation allowances and income taxes on undistributed earnings of assets held for sale (1)	--	(13,601)	(0.35)	--	(45,303)	(1.18)
Non-GAAP results	$ 111,733	$ 74,918	$ 1.96	$ 117,285	$ 80,366	$ 2.10

	Twelve months ended
	January 31, 2015			January 31, 2014
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 267,635	$ 175,172	$ 4.57	$ 227,513	$ 179,932	$ 4.71
Restatement and remediation-related expenses	22,043	16,517	0.43	53,791	39,038	1.02
LCD settlements	(5,059)	(3,162)	(0.08)	(35,511)	(22,017)	(0.58)
Loss on disposal of subsidiaries	1,330	1,330	0.03	--	--	--
Value added tax assessment	(6,229)	(6,229)	(0.16)	--	--	--
Acquisition-related amortization of intangibles	28,265	20,731	0.54	29,144	21,305	0.56
Reversal of deferred tax valuation allowances and income taxes on undistributed earnings of assets held for sale (1)	--	(13,601)	(0.36)	--	(45,303)	(1.19)
Non-GAAP results	$ 307,985	$ 190,758	$ 4.97	$ 274,937	$ 172,955	$ 4.52

(1) During the fourth quarter of fiscal 2015, the company recorded income tax benefits of $19.2 million primarily related to the reversal of deferred tax valuation allowances in certain jurisdictions in Europe, partially offset by income tax expenses of $5.6 million related to undistributed earnings of assets held for sale in certain Latin American jurisdictions.

Twelve months ended
January 31, 2015
TTM Non-GAAP Net Operating Profit After Tax (NOPAT)*:
Non-GAAP Operating Income	$ 307,985
Non-GAAP effective tax rate	31.8%
Non-GAAP NOPAT	$ 210,172

Average Invested Capital:
Short-term debt (5-qtr average)	$ 40,342
Long-term debt (5-qtr average)	353,773
Non-GAAP Shareholders' Equity (5-qtr average)	2,103,329
Total average capital	2,497,444
Less: Cash (5-qtr average)	(573,199)
Average invested capital less average cash	$ 1,924,245
ROIC	11%

* Trailing Twelve Months is abbreviated as TTM.
CONTACT: Jeffery P. Howells, Executive Vice President
         and Chief Financial Officer
         727-538-7825 (jeff.howells@techdata.com) or

         Arleen Quinones, Vice President, Investor Relations
         and Corporate Communications
         727-532-8866 (arleen.quinones@techdata.com)